UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2012

Griffin Capital Net Lease REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

Maryland	26-3335705
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(310) 606-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On January 10, 2012, Griffin Capital Corporation, the sponsor of Griffin Capital Net Lease REIT, Inc. (the "Registrant") issued a press release regarding the potential acquisition of the GE Aviation Systems Property described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

On November 25, 2011, Griffin Capital Corporation, the Registrant's sponsor (the "Sponsor"), entered into a purchase and sale agreement (the "GE Aviation Systems Purchase Agreement") with an unaffiliated third party for the acquisition of a property located in Whippany, New Jersey (the "GE Aviation Systems Property"). The purchase price for the GE Aviation Systems Property is $13.0 million, plus closing costs and acquisition fees. The Registrant expects the Sponsor to assign the GE Aviation Systems Purchase Agreement to the Registrant prior to closing. The Registrant expects this acquisition to close in the first or second quarter of 2012 and to assume the existing loan on the GE Aviation Systems Property, with the remainder of the purchase price being funded with net proceeds from the Registrant's initial public offering.

The GE Aviation Systems Property is an approximately 114,300 square foot assembly and manufacturing facility that is 100% leased to GE Aviation Systems through March 2018. The GE Aviation Systems Property is located approximately 25 miles northwest of Newark Liberty International Airport, at the junction of Interstates 80, 280, and 287, all major trucking transportation routes, providing excellent distribution accessibility on both a regional and local basis.

Pursuant to the GE Aviation Systems Purchase Agreement, the Registrant would be obligated to purchase the GE Aviation Systems Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the GE Aviation Systems Property generally based upon:

- satisfactory completion of due diligence on the property and the seller of the property;

- satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and
- no material adverse changes relating to the property, the seller of the property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the GE Aviation Systems Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the GE Aviation Systems Property. Due to the considerable conditions to the consummation of the acquisition of the GE Aviation Systems Property, the Registrant cannot make any assurances that the closing of the GE Aviation Systems Property is probable.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
99.1        Press Release for GE Aviation Systems Property dated January 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: January 11, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release